UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Sec.240.14a-12

MGM Resorts International

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MGM RESORTS INTERNATIONAL
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109

Supplement to Proxy Statement

This supplement to the definitive proxy statement filed on March 25, 2022 (the “Proxy Statement”) is meant to clarify how broker non-votes will be handled with respect to the proposals our stockholders are being asked to consider and vote on at the Annual Meeting. Except as specifically supplemented by the information contained below, all information set forth in the Proxy Statement remains unchanged.

CHANGES TO PROXY STATEMENT

The third through fifth paragraphs under the section heading “Quorum and Votes Required” on page 3 of the Proxy Statement is accordingly amended and restated as follows:

The below table summarizes the voting requirements to elect directors and to approve each of the proposals in this Proxy Statement:

PROPOSAL		VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED
1.	Election of directors	Majority of votes cast	No
2.	Ratification of Deloitte & Touche LLP	Majority of shares represented at meeting virtually or by proxy	Yes
3.	Approval of executive compensation on an advisory basis	Majority of shares represented at meeting virtually or by proxy	No
4.	Approval and adoption of the 2022 Omnibus Incentive Plan	Majority of shares represented at meeting virtually or by proxy	No

Each director shall be elected by a majority of votes cast to hold office until the next annual meeting, unless the election is contested, in which case, directors shall be elected by a plurality of votes properly cast. Any current director who does not meet this voting standard is subject to the Board’s policy regarding resignations by directors who do not receive a majority of votes cast, which is set forth in our Corporate Governance Guidelines (as defined below). An election shall be contested if, as determined by the Board, the number of nominees exceeds the number of directors to be elected. A majority of votes cast means that the number of votes properly cast “for” a director nominee exceeds the number of votes properly cast “against” such director nominee. Neither a vote to “ABSTAIN” nor a broker non-vote, although counted for purposes of determining a quorum, counts as a vote cast or as a vote “against” and therefore will have no effect with respect to the election of directors.

With respect to Proposals 2, 3 and 4, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted, and accordingly, an abstention will have the same effect as a vote cast against each of these proposals. Proposal 2 is considered a “routine” matter, for which brokers, banks and other nominees may vote shares for which they have not received instructions. Proposals 1, 3 and 4 are considered “non-routine” matters, for which brokerage firms that have not received instructions from their customers do not have discretion to vote on these matters. In addition, with respect to Proposals 3 and 4, broker non-votes, although counted for purposes of determining whether there is a quorum, are not counted as votes cast and therefore will have the same effect as a vote cast against Proposals 3 and 4 because approval of Proposals 3 and 4 require the affirmative vote of a majority of shares represented at the meeting virtually or by proxy.